Calculation of Filing Fee Tables
S-8
Candel Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share, 2021 Stock Option and Incentive Plan	Other	2,195,932	$ 4.83	$ 10,606,351.56	0.0001381	$ 1,464.74
2	Equity	Common Stock, $0.01 par value per share, 2021 Employee Stock Purchase Plan	Other	293,000	$ 4.11	$ 1,204,230.00	0.0001381	$ 166.31
3	Equity	Common Stock, $0.01 par value per share, 2025 Inducement Plan	Other	973,400	$ 4.83	$ 4,701,522.00	0.0001381	$ 649.28
4	Equity	Common Stock, $0.01 par value per share, 2025 Inducement Plan	Other	26,600	$ 5.40	$ 143,640.00	0.0001381	$ 19.84
Total Offering Amounts:						$ 16,655,743.56		$ 2,300.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,300.17
Offering Note
[1]	(1a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), which become issuable under the under the Registrant's 2021 Stock Option and Incentive Plan (the "2021 Plan"), the 2021 Employee Stock Purchase Plan (the "2021 ESPP") and the 2025 Inducement Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. (1b) Represents an automatic increase to the number of shares available for issuance under the 2021 Plan of 2,195,932, effective as of January 1, 2026. Shares available for issuance under the 2021 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on July 29, 2021 (File No. 333-258279), a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 29, 2022 (File No. 333-263961), a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 30, 2023 (File No. 333-270967), a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 28, 2024 (File No. 333-278294), and a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 13, 2025 (File No. 333-285794). (1c) The price of $4.83 per share, which is the average of the high and low sale prices of the common stock on the Nasdaq Global Market on March 6, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act.

[2]	(2a) See Note (1a). (2b) Represents an automatic increase to the number of shares available for issuance under the 2021 ESPP of 293,000, effective as of January 1, 2026. Shares available for issuance under the 2021 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on July 29, 2021 (File No. 333-258279), a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 29, 2022 (File No. 333-263961), a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 30, 2023 (File No. 333-270967), a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 28, 2024 (File No. 333-278294), and a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 13, 2025 (File No. 333-285794). (2c) The price of $4.11 per share, which is based on 85% of $4.83, the average of the high and low sale prices of the common stock on the Nasdaq Global Market on March 6, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. Pursuant to the 2021 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of common stock on the first business day of the offering period or on the last business day of the offering period, whichever is less.

[3]	(3a) See Note (1a) and (1c). (3b) Represents 973,400 shares of Common Stock reserved for issuance under the Inducement Plan.

[4]	(4a) See Note (1a). (4b) Represents 26,600 shares of Common Stock subject to awards outstanding under the Inducement Plan. (4c) Based on the weighted-average exercise price of the outstanding options granted under the Inducement Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A